Exhibit 10.24

ValuePlan Lease

Agreement No.:366103/CFC3 Contract No. 0082647VT Customer No.: 00366103 Date Prepared: 2007-07-20	Attachment No.: INSTALLED AT LOCATION
Customer Name: LES TRANSFORMATEURS PIONEER LTEE	Company Name: LES TRANSFORMATEURS PIONEER LTEE
Address: 612, CHEMIN BERNARD	Address: 612, CHEMIN BERNARD
GRANBY QC J2G 8E5	GRANBY QC J2G 8E5
Tel. No.: Attn:	Tel. No.: Attn:

Customer, including successors and assigns ("you or "your') agrees to lease from and/or finance with IBM Canada Limited ("us”, "we" or "our'), the equipment and/or other items including software and services (collectively, the "Items') described in this Agreement. A transaction code F in the "Trans. Code” column indicates a loan; other transaction codes indicate leased Items. We make no representation whatsoever regarding your accounting treatment related to any transaction under /INS Agreement End of lease ("EOL") designations indicate your options which are detailed in paragraph 12. All decisions and options under this Agreement apply to all and not less than all Items listed in this Agreement.

Item Description -	EOL	Trans. Code	Qty	Unit Amount Financed	Unit Periodic Payment
9993 SWG IBM TRADITIONAL SOFTWARE		F	1	$43226.57	$1341.97
9BCS N01 IBM BUSINESS CONSULTING SERVIC		F	1	$5060.00	$157.09

(Additional Items maybe listed on a Continuation Sheet)
Total Amount Financed (All Pages) $48286.57	Term in Months 36	Total Number of Payment Periods 36	Payment Description Monthly in Advance	Total Periodic Payment (All Pages – Taxes May Apply) $1499.06
Interim Rent No Direct Debit No Guarantee No	Security Deposit N/A	Payment Commencement Date 2007/08/01

1. TERM. The initial Term for each Item begins on the date of your acceptance and ends alter completion of the above Total Number of Payment Periods

The Term and payment obligations are not cancellable and may not be terminated except as stated in this Agreement.

2. ACCEPTANCE. Your acceptance, unless otherwise noted by us, of an Item will be (a) for an Items not supplied by us, ten (10) calendar days following the latest date of your supplier's Invoices or the date of your verbal or written acceptance of such Items, whichever occurs first; (b) for all personal computing equipment including personal computer-based servers. or software, services or other financed Items supplied by us, ten (10) calendar days following the latest date of the corresponding invoices or the date of your verbal or written acceptance of such Items, whichever occurs first; (c) the date of installation for all Items supplied by us not covered by (b); or (d) the date we provide funds for any other financed Items.

3. PAYMENT. Payments are due as specified above. The Total Periodic Payment commences at the start of the Term unless a different date is specified in the box above. For the Total Periodic Payment to be valid and subject to change pursuant only to paragraph 8, the Term must begin within the month of 2007/08/01. For any payment not made by its due date, you agree to pay a late charge of 2% per month (or 24% per annum) on the unpaid amount subject to maximum limitations by law. Your commitment a pay and any other obligations hereunder are absolute and unconditional and not subject to set-off, counterclaim, termination or Item performance

.4. RIGHTS AND OBLIGATIONS. You assign and authorize us and we accept me obligation to pay the supplier and' de right to take title to any equipment Item after your acceptance. You retain all other rights, including all warranties, and obligations as per your agreement(s) with your supplier for all Items. When we are the supplier, our terms of supply are specified on the IBM Web site at:
http://www-304 ibm.comlct03004dMOls/cpepertal/fileserve/downloads/67130/.

BY SIGNING BELOW, YOU AGREE THAT THIS AGREEMENT DOES NOT TAKE EFFECT UNTIL OUR RECEIPT AND ACCEPTANCE OF R. YOU FURTHER AGREE THAT AN EXECUTED COPY PRODUCED FROM AN ELECTRONIC FORM OR BY ANY OTHER RELIABLE MEANS (FOR EXAMPLE, PHOTOCOPY OR FACSIMILE OR E-MAIL) IS IN ALL RESPECTS EQUIVALENT TO AN ORIGINAL. THE TERMS ON THIS ANO THE FOLLOWING PAGES OR ATTACHMENTS ARE THE ONLY TERMS FOR THIS TRANSACTION. BY SIGNING BELOW, YOU REPRESENT ANO WARRANT THAT YOUR NAME AS SET FORTH IN THE SIGNATURE BLOCK BELOW IS YOUR EXACT LEGAL NAME.

Accepted by: IBM Canada Limited For or as Lessor:	LES TRANSFORMATEURS PIONEER LTEE
By: /s/ Jean-Jacques Jette	By: /s/ James A. Wilkins August 9, 2007
Authorized Signature	Authorized Signature
Name (Type or Print) Date	Name (Type or Print) Date

ADDITIONAL TERMS – Agreement No.: 0082647VT

5.     DIRECT DEBIT; SECURITY. When Direct Debit is indicated on the face of this Agreement, the terms are specified on an attachment to this Agreement.  When guarantee is indicated, your guarantor must sign a guarantee attachment to this Agreement.

6.     CHANGES; NOTICES. You authorize us or your supplier to complete the required information, including Item serial numbers, in the 'Item Description” on the first page of the Agreement. For any changes to the Unit Amount Financed that you and your supplier agree To, you authorize us to make the corresponding change to the "Total Periodic Payment” and the “Total Amount Financed' provided the change does not exceed 15% of the original “Total Amount Financed”. Notices and requests from you are to be submitted to the address on your periodic invoice.

7.     OWNERSHIP; SELECTION; AND USE. Equipment Items remain our property during the Term and you will keep these Items free of encumbrances of any kind. You hereby authorize us to file personal property security financing statements relating to the Items listed on this Agreement You hereby grant to us, a first priority security interest in the Items (Including all related software) and all additions, attachments, and upgrades thereto and any and all substitutions, accessories, accession replacements or exchanges for any such Items or software and any and all proceeds of any of the foregoing, including, without limitation, payments under insurance or any indemnity or warranty relating to lass or damage to such Items. You agree that you are responsible for the selection, supply, delivery, installation, use, servicing and maintenance of the Items and the results from their use. You represent that the Items will be used for business or commercial, and not primarily for personal or household, purposes.

8.     WARRANTY. We provide a warranty of quiet enjoyment but make no other warranty or condition, express or implied, about any matter, including, but not limited to, the Implied warranties of merchantability or fitness for a particular purpose. In no event will we have any liability for, nor will you have any remedy against us for special, Indirect or consequential damages, Including but not limited to lost profits, last business revenue, or failure to realize expected savings, even If you Informed us of their possibility.

9.     MAINTENANCE: INSPECTION; AND MARKING. You shall keep and operate each Item according to the manufacturers specifications and in good repair and operating condition, ordinary wear and tear excepted. All parts installed and removed in connection with warranty and maintenance services become our property. You agree, upon request, to make Items and their maintenance records available for inspection by our representative during normal business hours and to mark Items as we require.

10.         ALTERATIONS. With prior written notice to us, you may after any equipment Item. Any of our parts that you remove shall remain our proceed and you may not make such parts avertable for sale, transfer, exchange or other disposition without our prior written consent. Before you return an equipment Item to us. you must restore it, at your expense. to its original condition with the original parts that you removed. Alterations not removed when an equipment Item is returned to us shall become our property, without further payment by us and free of encumbrances.

11.         RELOCATION; SUBLEASE; AND ASSIGNMENT. You may not locate any Items outside of Canada and may only relocate an Item within your enterprise to different provinces within Canada with 30 days prior notice to us. You may sub/ease an Item only with our prior written consent. You may not assign, transfer or otherwise dispose of an Item or your interest or rights in this Agreement (in whole or in part). We may sell or assign all, or any pad, of our interest or rights in this Agreement without prior nonce to you including assigning or granting a security interest(s) in any Item. Any assignee will be subject to your right of quiet enjoyment. You agree not to assert against any such assignee any claim, set-off, defense or counterclaim that you may have against us or any other person. This Agreement shall be binding upon your successors or permitted assigns.
12.         END OF LEASE OPTIONS. If you are not in default under this Agreement, your EOL options for equipment Items are: (a) renew to lease; (b) purchase the equipment Item, or (c) return the equipment Item.
An EOL designation of FM indicates a lease renewal or purchase at the fair market value. A prestated % EOL designation indicates the percent of Me Total Amount Financed that is your purchase once. For a renewal with a prestated %, One-half of the purchase price due m advance is the payment for a 1 year renewal. An EOL designation of SI indicates your purchase price. For an EOL purchase at either the prestated % or $1, you will pay any applicable taxes and Unit Periodic Payments due to the dare of purchase. Upon our receipt of all amounts due, we will transfer title to you on an “As Is. Where Is” basis.

13.         RETURN OF AN EQUIPMENT ITEM. If you elect to return an equipment Item to us upon expiration of the Term, you must notify us in writing of your intent at least three (3) months prior to expiration of the Term and you must return the equipment Item to us immediately upon expiration of the Term. The equipment Item must be in good condition and working order, reasonable wear and tear excepted (“Good Working Order”). Prior to the return of me equipment Item to us, you are responsible for removing all information and data including but not limited to programs not licensed to a specific equipment Item. We have no obligation to remove your or any other party's information from an equipment Item. We reserve the right to recover full reimbursement from you for the reasonable cost and expense incurred by us to restore such equipment Items to Good Working Order.

However, such reasonable cost and expense shall not exceed me Stipulated Loss, defined in Paragraph 15, of such equipment Items. You will return the equipment Item to a location in Canada designated by us for that type of equipment. You are responsible for any costs associated with deinstallation, packing, proper content labeling and return of the equipment Item. The return of an equipment Item shall constitute a full release by you of any leasehold rights or possessory interest in the equipment Item.

14.         AUTOMATIC EXTENSION PROVISIONS. The Term of the lease will automatically be extended on a month-to-month basis unless you give the required notice to return the equipment Item at the end of the Term. The Term of the lease will continue to be automatically extended until notice to return is given and the Item is returned Automatic extension can be terminated by you upon three (3) months notice to us, followed by equipment Item return to the designated location in compliance with return requirements. The extension will be under the same terms and conditions then in effect, including current Total Periodic Payment, but for equipment Items with a fair market value purchase option, not less than the fair market rental value as determined by us at the expiration of the Term. Total Periodic Payment shall be calculated as the sum of the lease payments over the initial Term divided by the initial Term of the lease.

15.         CASUALTY INSURANCE. You are responsible for any risk of loss, theft or damage to any equipment Item (“Casualty Loss”) from the date the equipment Item is delivered to your location to the date it is received by us at our return location. You will, at your expense, (a) keep in effect an all risk insurance policy covering the equipment Item listed in the Agreement and we will be named as additional insured and loss payee on such policy, or

(b) self-insure such equipment Items against Casualty Loss pursuant to a generally maintained program of self-insurance You will provide us, upon request, evidence of such policy or program of self-insurance. You will promptly notify us of any Casualty Loss. If we determine the equipment Item can be economically repaired, you will have it repaired and will continue to pay the Unit Periodic Payment to us. If we determine the equipment Item is not economically repairable, on the next Unit Periodic Payment due date, you will pay us an amount, to be determined by us, equal to one hundred ten percent (110%) of the original Unit Amount Financed minus seventy percent (70%) of the Unit Periodic Payments paid as of the date of the Casualty Loss (“Stipulated Loss”). Upon receipt of all amounts due under this Paragraph, we will transfer to you all of our rights, title and interest in and to such equipment Items on an “As Is, Where Is” basis.

16.         TAXES. You agree to pay any and all taxes and charges levied by any government body in connection with this Agreement except for taxes based on our net income.

17.         GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

16.         INDEMNITY; NO WAIVER. This is a net lease and we are not liable for any claim except one resulting from our sole negligence willful misconduct. You indemnify against any third park claims which apse en connection with this Agreement or your possession and use of the Items hereunder including all related liabilities, costs, and expenses. Failure to require full performance or waiver of any provision of this Agreement shall not prevent either party from requiring full performance of all provisions in the future.

19.         DEFAULT; REMEDIES. You will be in default under this Agreement if you or any guarantor: (a) do not pay any amount due within seven (7) days after its due date; (b) sublease, relocate, assign or make a transfer in violation of this Agreement; (c) misrepresent credit application information; (d) fail to remedy any other breach Of this Agreement within fifteen (15) days after receiving written notice from us; (e) make a voluntary assignment for the benefit of creditors; (f) file or have filed against you any petition or proceeding under any bankruptcy, insolvency, receivership or similar law; (g) have appointed against you a receiver over all or a substantial part of your Properly; (h) admit an inability to pay debts as they generally become due or otherwise acknowledge insolvency: (n have any execution, distress or other enforcement process (including under personal property security legislation) commenced against any of your property; (j) default on any other agreement with us; or (k) use any funds you receive from us for any purpose other than to acquire the specific Items herein. If you are in default, we may: (a) recover all payments and other amounts due and remaining to become due hereunder; (b) recover possession and sell or otherwise dispose of the Items and apply the proceeds to reduce the amounts due from you hereunder; (c) recover any costs incurred in enforcing or protecting our rights under this Agreement and any charges or claims made by third parties; (d) pursue any other remedy available at law and recover legal costs and legal fees incurred in exercising any of the remedies stated herein. Notwithstanding the foregoing, you shall remain liable for any deficiency following the exercise of our rights and remedies under this Paragraph or at law. We will be in default d we breach your quiet enjoyment unless such breach follows your default which remains uncured. If we are in default, your sole and exclusive remedy is to terminate this Agreement, return the applicable Items, and to recover actual damages aesing directly from the default and reasonable legal fees.

20.         Language. Les parties aux preseines ont expressement exige que ce contrat soit redigé en langue anglaise. The parties hereto have expressly required that this Agreement be drafted in the English language.

LES TRANSFORMATEURS PIONEER LTEE

Certificate of Acceptance

The Leased or Financed Items to which this form applies are those items described in the below referenced contract number. For purposes of Rent billings, the Rent payments will commence the first day of the payment period following the Acceptance Date below unless otherwise indicated on the Transaction Document. If IBM Canada has not received this signed COA within 60 days of the Document Create Date (as shown below), IBM Canada may withdraw its obligation to provide financing of the referenced contract number upon written notice to you.

For these Items, you certify that they:

- have been delivered and accepted.

- are in all respects satisfactory.

You acknowledge that:

- you have personally chosen these Items; and

- these Items may only be used for commercial, industrial or professional purposes.

In order for this Certificate of Acceptance to be effective, you must confirm with IBM Canada:

- the serial numbers provided by each supplier to IBM Canada for each accepted configured Item.

You authorize us to:

- begin the Lease in accordance with its terms for each Item; and

- pay the supplier directly the net price plus applicable taxes IBM Canada specified for each Item unless IBM has approved in writing, other terms of payment.

In the event that the Items fail to perform as expected or as represented by the supplier, you will continue to pay IBM Canada, in the normal course of business. You will look solely to the supplier of the Items for satisfaction of all claims, covenants or warranties.

Acceptance Date:

Certified and Authorized by:
Customer Legal Name:                                                   LES TRANSFORMATEURS PIONEER LTEE
                    Address: 612, CHEMIN BERNARD
    GRANBY                           QC J2G 8E5

IBM Agreement No.: 366103
By: /s/ James A. Wilkins
_____________________________________________________________________
Signature

Name (type or print):  James A. Wilkins
_____________________________________________________________________
Title:  Vice-President Finance

_____________________________________________________________________
Date:              August 9, 2007

_____________________________________________________________________

Supplement Number:                               366103-CFC3

Contract Number:                                    0082647VT

Certificate of Acceptance Reference:         0082650VC

Certificate of Acceptance Financed Amount:  $48 286,57

LES TRANSFORMATEURS PIONEER LTEE

Supplier                                                            Invoice No(s)               Invoice Date          Invoice Amount(s)

Document Create Date: 2007/07/20

***END***

IBM-ORACLE CFC3 # 0082647VT

48286.57

DATE		VERSEMENTS	INTERÉTS	CAPITAL	BALANCE
JANVIER	2007
FÉVRIER	2007
MARS	2007
AVRIL	2007
MAI	2007
JUIN	2007
JUILLET	2007				48,286.57
AOUT	2007	1,499.06	296.42	1,202.64	47,083.93
SEPTEMBRE	2007	1,499.06	289.04	1,210.02	45,873.91
OCTOBRE	2007	1,499,06	281.61	1,217.45	44,656,46
NOVEMBRE	2007	1,499.06	274.14	1,224.92	43,431 54
DÉCEMBRE	2007	1,499.06	266.62	1,232.44	42,199.10
TOTAL	2007	7,495.30	1,407.83	6,087.47	42,199.10
JANVIER	2008	1,499.06	259.05	1,240.01	40,959 09
FÉVRIER	2008	1,499.06	251.44	1,247.62	39,711.47
MARS	2008	1,499.06	243.78	1,255.28	38,456.19
AVRIL	2008	1,499.06	236.08	1,262.98	37,193.21
MAI	2008	1,499.06	228.32	1,270.74	35,922.47
JUIN	2008	1,499.06	220.52	1,278.54	34,643.03
JUILLET	2008	1,499.06	212.67	1,286.39	33,357.54
AOUT	2008	1,499.06	204.78	1,294.28	32,063.26
SEPTEMBRE	2008	1,499.06	196.83	1,302.23	30,761.03
OCTOBRE	2008	1,499.06	188.84	1,310.22	29,450.81
NOVEMBRE	2008	1,499.06	180.79	1,318.27	28,132.54
DÉCEMBRE	2008	1,499.06	172.70	1,326.36	26,606.18
TOTAL	2008	17,988.72	2,595.80	15,392,92	26,806.18
JANVIER	2009	1,499.06	164.56	1,334.50	25,471.68
FÉVRIER	2009	1,499.06	156.37	1,342.69	24,128.99
MARS	2009	1,499.06	148.12	1,350.94	22,778.05
AVRIL	2009	1,499.06	139.83	1,359.23	21,418.82
MAI	2009	1,499.06	131.49	1,367.57	20,051.25
JUIN	2009	1,499.06	123.09	1,375.97	18,675.28
JUILLET	2009	1,499.06	114.64	1,384.42	17,290.86
AOUT	2009	1,499.06	106.15	1,392 91	15,897.95
SEPTEMBRE	2009	1,499.06	97.59	1,401.47	14,496.48
OCTOBRE	2009	1,499.06	88.99	1,410.07	13,086.41
NOVEMBRE	2009	1,499.06	80.34	1,418.72	11,667.69
DÉCEMBRE	2009	1,499.06	71.63	1,427.43	10,240.26
TOTAL	2009	17,988.72	1,422.80	16,565.92	10,240.26
JANVIER	2010	1,499.06	62.86	1,436.20	8,804.06
FÉVRIER	2010	1,499.06	54.05	1,445.01	7,359.05
MARS	2010	1,499.06	45.18	1,453.88	5,905.17
AVRIL	2010	1,499.06	36.25	1,462.81	4,442.36
MAI	2010	1,499.06	27.27	1,471.79	2,970.57
JUIN	2010	1,499.06	18.24	1,480.82	1,489.75
JUILLET	2010	1,499.06	9.15	1,489.91	-0.16
AOUT	2010	0.00	0.00	0.00
SEPTEMBRE	2010	0.00	0.00	0.00
OCTOBRE	2010	0.00	0.00	0.00
NOVEMBRE	2010	0.00	0.00	0.00
DÉCEMBRE	2010	0.00	0.00	0.00
TOTAL	2010	10,943.42	253.00	10,240.42